EXHIBIT 21

              SUBSIDIARIES AND JOINT VENTURE OF THE COMPANY


As of March 31, 2006, the Company discloses its position of ownership of the following entities:



                                           Charter/Joint Venture
Included in the                            ---------------------
Consolidated Statements    % Ownership       Place         Date
-------------------------  -----------       -----         ----
Homespan Realty Co., Inc.
 ("Homespan")                  100.0       Wisconsin     02/12/1959
Ecomm Group Inc.
 ("Ecomm")                     100.0       Wisconsin     06/24/1974
San Luis Estates, Inc.
 ("SLE")                       100.0       Colorado      11/09/1970
San Sebastian Gold Mines,
 Inc. ("Sanseb")                82.5       Nevada        09/04/1968
Universal Developers, Inc.
 ("UDI")                       100.0       Wisconsin     09/28/1964
Commerce/Sanseb Joint
 Venture ("Joint Venture")      90.0       Wisconsin &   09/22/1987
                                           El Salvador

Not included in the
Consolidated Statements
--------------------------
Mineral San Sebastian,
 S.A. de C.V.  ("Misanse")      52.0       El Salvador   05/08/1960